SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported) July 16, 2002

GENERAL MOTORS CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(313)-556-5000

ITEM 5. OTHER EVENTS

     John Devine, Chief Financial Officer of General Motors Corporation, will be discussing the following charts with the Wall Street analysts and media at 9:30 AM, Tuesday, July 16, 2002:

2002 Second Quarter Results

In the presentation that follows and in related comments by General Motors management, our use of the words “expect”, “anticipate”, “estimate”, “forecast”, “objective”, “plan”, “goal”, “project” and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation’s new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management. GM is recording the remarks and visuals presented today which are copyrighted by GM and may not be reproduced, transcribed, or distributed in any way without the express written consent of General Motors. Therefore, this conference may not be recorded by attendees. We consider your participation to constitute your consent to being recorded today.

Second Quarter Highlights Financial performance $2.63 EPS (excluding Hughes), adjusted for special items $2.43 EPS including Hughes and special charge Charge taken for "end-of-life" vehicles in Europe ($0.10 EPS / $55M) Revenue of $46.0 billion & adjusted Net Income of $1,503 million Strong automotive cash flow supported pension / VEBA contributions of $3.2B and improved net liquidity position Market share / sales North America market share improved; global share stable Improved U.S. retail & truck market share Productivity / Quality Outpaced all manufacturers with a 4.5% overall productivity improvement as measured in the North America Harbour Report Best performing domestic and #3 overall manufacturer in JD Power Initial Quality Study 2 * * Revenue & net income exclude Hughes

Second Quarter Adjustments 3

Net Income / (Loss) By Segment Second Quarter Adjusted Results 4

North America Second Quarter Adjusted Results 5

2001 Q2 Revenue Per Unit Daily Rental Refleeting Net Price SPO Dilution 2002 Q2 Revenue Per Unit $20,400 ($450) ($725) ($250) 425 $19,400 Despite favorable mix offsetting net price, revenue per unit decreased because of daily rental and SPO GMNA Revenue Per Unit Mix 6 Memo: Revenue / Unit: 1998CY 1999CY 2000CY 2001CY excl. Daily Rent & SPO 16,947 17,946 18,364 19,019

North America Continuing the Momentum 7 * * Based on Factory Sale Volume

Europe Second Quarter Adjusted Results 8

9 Latin America, Africa & Middle East Second Quarter Adjusted Results

Asia Pacific Second Quarter Adjusted Results 10

GMAC Second Quarter Adjusted Results 11 Net Income

GM Net Liquidity (excluding GMAC & Hughes) Net liquidity improved by $0.3B in Q2, and GM contributed $2.2B to U.S. pension fund and $1.0B to VEBA $ Billions 12 Cash 11.5 17.3 17.6 Debt 10.5 15.0 15.0 Net Liquidity 1.0 2.3 2.6

$10B Cash Initiative in 2002 Current Status Achieved To-Date $ Billions_ Convertible Offering 3.7 Debt Offering 0.9 Automotive Cash Flow 4.8 Total-to-date 9.4 Further Opportunities Continued operating cash flow Hughes monetization Dividends from GMAC Asset sales 13

Fiat Update Fiat Auto announced a restructuring plan to address considerable revenue and cost challenges GM is achieving meaningful cost savings from its present relationship with Fiat Auto Potential full combination of GME and Fiat Auto has some near-term challenges and presents opportunity for longer-term value GM has no current plans to acquire all of Fiat Auto outside of Fiat's possible exercise of the put (timing of put period from Jan 2004 - 2009) 14

Fiat Update (cont.) If Fiat exercises the put: It would likely require 9 to 12 months to close GM plans to be ready financially and operationally GM will pay no more than fair market value GM has commenced a review to determine the appropriate carrying value of GM's $2.4 billion investment in Fiat Auto Management believes it is probable that a significant write-down of GM's investment in Fiat Auto will be required in Q3 of 2002 15

Hughes-EchoStar Merger DTV continues to meet its revenue and EBITDA guidance Merger regulatory process Tax-free ruling secured from IRS GM/Hughes/EchoStar preparing materials for distribution to stockholders Revised draft S-4 filed last week SEC review process on track with no major issues Recent meetings with the DOJ and FCC have been constructive Regulators focused on merits of the case Anticipate regulatory approval and transaction closure before the end of the year 16

Hughes-EchoStar Merger (cont.) At current Class H stock price, GM's economic interest in Hughes is about $4.2 billion Merger exchange ratio implies a further 20-25% premium over present price based on recent EchoStar stock trading range Merger also is expected to create significant cost savings and revenue synergies and strengthen the combined companies competitive position 17

U.S. Pension Fund Status Pension asset portfolio has been adversely affected by weakness in the equity markets over the last two years GM's U.S. pension asset returns through the first half of this year amounted to -3%, far better than the broad equity market returns If asset values at Y-E 2002 remain roughly unchanged from mid-year levels, interest/ dividend income earned on pension assets for the remainder of 2002 would bring full year returns close to breakeven 18

U.S. Pension Fund Status Zero percent return on plan assets this year with no further pension contributions would result in (all else being equal): $12.7B under-funded position (versus $9.1B at 12/31/01) 2003 pension expense increase of about $500M after-tax versus 2002 Actual year-over-year expense expected to be mitigated by additional contributions between now and Y-E 2003 Any net increase in pension expense next year expected to be offset by other structural cost reductions 19

Pension Funding Requirements In April 2002, GM contributed $2.2B into pension fund Existing unfunded pension liability will likely require GM to make significant contributions to the funds over the long-term Assuming the pension funds' asset returns revert to 10% p.a. (following 0% in 2002), PBGC funding obligations through 2007 would amount to about $6B in present value terms Assuming the pension fund generates asset returns of only 8% p.a. in 2003 and beyond (following 0% in 2002), PBGC funding obligations through Y-E 2007 would amount to about $9B in present value terms In either case, GM expects that no more than $2.5B of contributions would be necessary by mid-2004 to meet ERISA or PBGC funding requirements 20

Pension Expense GM's pension expense over the coming years will be sensitive to the pension funds' asset returns and the resulting unfunded liability GM plans to manage pension expense with significant contributions to its pension plans funded by: Continued strong operating cash flows Hughes monetization GMAC dividend Other asset sales To the extent net increases in pension expense are incurred over the coming years, GM plans to offset such expense with other cost reductions Despite current adverse trend in pension expense, GM remains committed to: Reducing GMNA structural cost base overall Achieving $10 EPS target by mid-decade 21

2002 Outlook 22 * * Represents U.S. SAAR ** Consistent with First Call consensus ** **

U.S. Industry Total Vehicle Sales 2003 CY Industry Outlook: Mid to High 16M 23

Priorities $3.00 EPS excluding Hughes $6.00 Profitable Automotive Operations Positive operating cash flow Grow share in all regions Regional / Sector Income Targets North America: $750M Europe: ($350M) LAAM & AP: Positive GMAC: $1,650M Other Metrics Improved structural cost Capital spending of $7.1B Net material cost reductions of + 3.5% 24 G G Y R Y G G Status to 2002 Priorities / Targets * * EPS excluding any special items R G G G

SEC Legend

In connection with the proposed transactions, General Motors Corporation (“GM”), HEC Holdings, Inc. (“Hughes Holdings”) and EchoStar Communications Corporation (“EchoStar”) have filed amended preliminary materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement of Hughes Holdings on Form S-4 that contains a consent solicitation statement/information statement/prospectus. These materials are not yet final and will be further amended. Holders of GM $1-2/3 and GM Class H common stock are urged to read the definitive versions of these materials, as well as any other relevant documents filed or that will be filed with the SEC, as they become available, because these documents contain or will contain important information. The preliminary materials, the definitive versions of these materials and other relevant materials (when they become available), and any other documents filed by GM, Hughes Electronics Corporation (“Hughes”), Hughes Holdings or EchoStar with the SEC may be obtained for free at the SEC's website, www.sec.gov, and GM stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from GM.

GM and its directors and executive officers, Hughes and certain of its officers, and EchoStar and certain of its executive officers may be deemed to be participants in GM's solicitation of consents from the holders of GM $1-2/3 common stock and GM Class H common stock in connection with the proposed transactions. Information regarding the participants and their interests in the solicitation was filed pursuant to Rule 425 with the SEC by EchoStar on November 1, 2001 and by each of GM and Hughes on November 16, 2001. Investors may obtain additional information regarding the interests of the participants by reading the amended preliminary consent solicitation statement/information statement/prospectus filed with the SEC and the definitive consent solicitation statement/information statement/prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Materials included in this document contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The factors that could cause actual results of GM, EchoStar, Hughes, or a combined EchoStar and Hughes, to differ materially, many of which are beyond the control of EchoStar, Hughes, Hughes Holdings or GM include, but are not limited to, the following: (1) the businesses of EchoStar and Hughes may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected benefits and synergies from the combination may not be realized within the expected time frame or at all; (3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; (5) generating the incremental growth in the subscriber base of the combined company may be more costly or difficult than expected; (6) the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (7) the effects of legislative and regulatory changes; (8) an inability to obtain certain retransmission consents; (9) an inability to retain necessary authorizations from the FCC; (10) an increase in competition from cable as a result of digital cable or otherwise, direct broadcast satellite, other satellite system operators, and other providers of subscription television services; (11) the introduction of new technologies and competitors into the subscription television business; (12) changes in labor, programming, equipment and capital costs; (13) future acquisitions, strategic partnership and divestitures; (14) general business and economic conditions; and (15) other risks described from time to time in periodic reports filed by EchoStar, Hughes or GM with the Securities and Exchange Commission. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. This cautionary statement applies to all forward-looking statements included in this document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION
(Registrant)

Date July 16, 2002
By /s/ Peter R. Bible

(Peter R. Bible,
Chief Accounting Officer)